CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Invesco Pacific Growth Fund Prospectus dated June 1, 2010 that is incorporated by reference into the Proxy Statement/Prospectus included in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170585) of AIM Investment Funds (Invesco Investment Funds) (the “Registrant”).
We also consent to the incorporation by reference of our report dated December 28, 2009 on the financial statements and financial highlights of the Morgan Stanley Pacific Growth Fund Inc. for the year ended October 31, 2009 that is incorporated by reference into (i) the Statement of Additional Information (“N-14 SAI”) included in the Amendment; and (ii) the Statement of Additional Information dated December 23, 2010 of the Registrant, which in turn is incorporated by reference into the N-14 SAI included in the Amendment.
We also consent to the reference to our report dated September 25, 2009 on the financial statements and financial highlights of the the Morgan Stanley Health Sciences Trust for the year ended July 31, 2009, which reference appears in the in the audited financial statements dated July 31, 2010 of Invesco Health Sciences Fund that are incorporated by reference into (i) the N-14 SAI included in the Amendment; and (ii) the Statement of Additional Information dated December 22, 2010 of the Registrant which in turn is incorporated by reference into the N-14 SAI included in the Amendment.
/s/ Deloitte & Touche LLP
New York, New York
December 29, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us as “the auditor to the predecessor fund” under the caption “Financial Highlights” in the Prospectus dated October 29, 2010 of the Invesco Van Kampen Emerging Markets Fund, which is incorporated by reference into the Proxy Statement/Prospectus included in this Post-Effective Amendment No.1 to the Registration Statement on Form N-14 (File No. 333-170585) (the “Registration Statement”) of the AIM Investment Funds (Invesco Investment Funds) (the “Registrant”).
We also consent to the incorporation by reference in this Registration Statement on N-14 of our report dated August 21, 2009, relating to the statement of changes in net assets and financial highlights of the Van Kampen Emerging Markets Fund for the year ended June 30, 2009. Such report is referenced in the audited financial statements dated June 30, 2010 of the Invesco Van Kampen Emerging Markets Fund, which is incorporated by reference in the statement of additional information included in the Registration Statement and in the Statement of Additional Information dated December 22, 2010 of the Registrant, which in turn is incorporated by reference into the statement of additional information included in the Registration Statement.
We also consent to the reference to us as the “predecessor fund’s auditor” under the caption “Other Service Providers” in the Statement of Additional Information dated December 22, 2010 of the Registrant which is incorporated by reference into the statement of additional information included in the Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
December 29, 2010